Exhibit 10.9

PRIVATE PLACEMENT PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT PURCHASE AGREEMENT (this “Agreement”) made as of this [                    ] day of , 2006 between UNION STREET ACQUISITION CORP., a Delaware corporation (the “Company”), and UNION STREET CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, in a private placement (the “Placement”) an aggregate of 2,475,000 warrants to purchase 2,475,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (the “Private Placement Warrants”);

WHEREAS, the Private Placement Warrants are substantially identical to the warrants exercisable for one share of the Common Stock (the “Public Warrants”) that are included in the Company’s units (the “Units”) being issued in connection with the Company’s underwritten initial public offering (the “IPO”) (pursuant to the terms and conditions hereof and as set forth in the Company’s registration statement on Form S-1 (the “Registration Statement”)), except that the Private Placement Warrants and the underlying Common Stock shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Private Placement Warrants shall be governed by a warrant agreement to be entered into by the Company with Continental Stock Transfer & Trust Company (the “Warrant Agreement”) and a registration rights agreement to be entered into by the Company with the Investors (as defined therein) (the “Registration Rights Agreement”), each to be filed as exhibits to the Registration Statement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. AUTHORIZATION OF WARRANTS. The Company has authorized and hereby ratifies such authorization by execution hereof, the issuance and sale to the Purchaser of an aggregate of 2,475,000 warrants. Each warrant shall upon exercise and payment of the exercise price specified therein entitle the holder to purchase one share of the Common Stock.

2. PURCHASE OF UNITS. The Purchaser hereby agrees to purchase such number of Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant for an aggregate purchase price of $2,475,000 (the “Purchase Price”). The Private Placement Warrants will be sold to the Purchaser on a private placement basis and not as part of the IPO.

3. CLOSING. The closing of the purchase and sale of the Private Placement Warrants to the Purchaser (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than the date on which the IPO closes (the “Effective Date”). On the Effective Date, the Purchaser shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”). The certificates for the Private Placement Warrants shall be delivered to the Purchaser promptly after the closing of the IPO.

4. LOCK-UP AGREEMENT. Except for transfers permitted under this Agreement, the Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by such Purchaser, including the Private Placement Warrants (the “Restricted Securities”), until the consummation of an acquisition by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar type of transaction or a combination of any of the foregoing, of one or more operating businesses in the business services industry having, collectively, a fair market value of at least 80% of the balance in the Trust Account (less any deferred underwriting fees) at the time of such acquisition (a “Business Combination”), (the “Lock Up Period”), or such longer period, not to exceed 15 days after such Business Combination, as Banc of America Securities LLC and Morgan Joseph & Co. Inc., as representatives of the underwriters of the IPO (the “Underwriters”) or the Company shall request in order to facilitate compliance with NASD Rule 2711. Each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the Underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The Underwriters are an intended third party beneficiaries of this Section 4 and shall have the right, power and authority to enforce the provisions hereof as though it were a party hereto.

5. REDEMPTION OF WARRANTS. The Company hereby acknowledges and agrees that, in the event the Company calls its Public Warrants for redemption pursuant to the Warrant Agreement, the Company shall allow the Purchaser, or any Controlled Affiliate (as defined below) of the Purchaser that holds any Private Placement Warrants, to exercise any Private Placement Warrants by surrendering such Private Placement Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Placement Warrants, multiplied by the difference between the Private Placement Warrant exercise price and the Fair Market Value (as defined below) by (y) the Fair Market Value. For purposes of this Section 5, the term “Controlled Affiliate” shall mean any entity that controls, is controlled by, or is under common control with the Purchaser, and the term “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Private Placement Warrants.

6. TITLE TO SECURITIES. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Private Placement Warrants to be purchased under this Agreement and, upon exercise of the Private Placement Warrants, payment of the exercise price set forth in the Private Placement Warrants and conformance with the other provisions relating to the exercise of the Private Placement Warrants, the Common Stock issuable upon exercise of such warrants will be duly and validly issued, fully paid, nonassessable and the Purchaser will have or receive good title to such securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under this Agreement and the other agreements contemplated by this Agreement, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

7. GOVERNMENT CONSENTS: No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated by this Agreement.

8. DISCLOSURE: (a) The Company has provided the Purchaser with a copy of the Registration Statement and each amendment to the Company’s Registration Statement, or informed the Purchaser of the filing thereof and instructed or requested the Purchaser to review the Registration Statement and each such amendment on the Commission’s website. The Company will provide the Purchaser with a copy of any and all amendments to the Registration Statement filed by the Company with the Commission prior to the Closing. (b) To the best of the Company’s knowledge as of the date of this Agreement, neither this Agreement nor the Registration Statement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which such statements were made.

9. TRANSFERS. The Private Placement Warrants may not be transferred during the Escrow Period (as defined below), except for transfers to the Company’s executive officers and directors, other persons or entities associated with the Company’s executive officers and directors and transfers to family members and trusts for estate planning purposes and upon the death of the owner of the Private Placement Warrants. As a condition to such transfer, a permitted transferee shall acknowledge in writing that it has the rights and obligations of a “Purchaser” under this Agreement. The “Escrow Period” shall be the period of time beginning with the date that a Private Warrant is acquired and ending on the date that the Company consummates its initial Business Combination.

10. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

10.1 The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

10.2 The Private Placement Warrants are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering of the Private Placement Warrants within the meaning of the Securities Act.

10.3 The Purchaser has been advised that the Private Placement Warrants (a) have not been registered under the Securities Act and (b) will not be exercisable at any time when a registration statement relating to the shares of common stock underlying the Public Warrants is not effective and a prospectus relating to those shares is not available for use by the holders of the Public Warrants.

10.4 The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

10.5 The Purchaser has been furnished with all materials relating to the business, finance and operations of the Company and materials relating to the offer and sale of the Private Placement Warrants which have been requested by the Purchaser, and the Purchaser has sought such accounting, legal and tax advise as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Placement Warrants.

11. WAIVER OF CLAIMS; INDEMNIFICATION. The Purchaser hereby waives (a) any and all right, title, interest or claim of any kind in or to any distribution of any property held in trust for the company in the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim of any kind against the Trust Account for any reason whatsoever, other than with respect to any Public Warrants purchased in the IPO held directly or indirectly by it, and (b) any and all rights to assert any present or future claims, including any right of rescission, against the Company and the Underwriters with respect to its purchase of the Private Placement Warrants, and the Purchaser agrees to indemnify and hold the Company and the Underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or the Underwriters by the Purchaser of the Private Placement Warrants or its transferees, assigns or any subsequent holders of the Private Placement Warrants.

12. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

13. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the parties may not assign this Agreement. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement whether so expressed or not.

14. GOVERNING LAW. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

UNION STREET ACQUISITION CORP.,
a Delaware Corporation

By:
Name:
Title:

UNION STREET CAPITAL MANAGEMENT, LLC, a Delaware limited liability company

By:
Name:
Title: